Exhibit 99.1

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
WOR - Q1 2015 Worthington Industries Inc Earnings Call

EVENT DATE/TIME: SEPTEMBER 25, 2014 / 02:30PM GMT

CORPORATE PARTICIPANTS

 Cathy Lyttle Worthington Industries Inc - VP Corporate Communications & IR

 John McConnell Worthington Industries Inc - Chairman & CEO

 Andy Rose Worthington Industries Inc - EVP & CFO

 Mark Russell Worthington Industries Inc - President & COO

CONFERENCE CALL PARTICIPANTS

 Martin Englert Jefferies & Co. - Analyst

 Phil Gibbs KeyBanc Capital Markets - Analyst

 Nathan Littlewood Credit Suisse - Analyst

 John Tumazos Very Independent Research, LLC - Analyst

 Dan Whalen Topeka Capital Markets - Analyst

 Aldo Mazzaferro Macquarie Research - Analyst

PRESENTATION

Operator

Good morning and welcome to the Worthington Industries first-quarter 2015 earnings conference call.
(Operator Instructions)

This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time. I'd like to introduce Miss Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Miss Lyttle, you may begin.

Cathy Lyttle - Worthington Industries Inc - VP Corporate Communications & IR

Good morning. Thanks for joining us on our first-quarter earnings conference call.

As a reminder certain statements made on this call are forward-looking within the meaning of Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. Please review our earnings released issued yesterday evening for more detail on those factors that could cause actual results to differ materially. If you'd like to listen to today's call again, a replay will be made available later on our website.

On the call we have John McConnell, Chairman and Chief Executive Officer; Mark Russell, President and Chief Operating Officer; and Andy Rose, Executive Vice President and Chief Financial Officer. John will get us started.

John McConnell - Worthington Industries Inc - Chairman & CEO

Thank you, Cathy, and also add my welcome and thank you all for joining us today. We're very pleased with the first-quarter results, one in which we accomplished our goal of increasing earnings quarter over quarter, year over year, which is what we want to do. Certainly when you eliminate one-time charges from both 2014 and 2015 first quarters, we accomplished that goal. It's also pretty straightforward quarter, so let's get started with the details and give it over to Andy Rose.

Andy Rose - Worthington Industries Inc - EVP & CFO

Thank you, John. Good morning, everyone. The Company performed well in the first quarter of FY15, led by strong revenue and earnings growth in our Steel Processing division. Pressure Cylinders revenue was also up nicely, but earnings were hampered by several one-time items and some lingering operational issues in the energy business.

WAVE continues to increase earnings despite limited volume growth in commercial construction. Revenue has stabilized in Engineered Cabs, although higher costs are hampering a return to profitability.

Quarterly earnings per share adjusted for restructuring was $0.65 per share, up $0.08 per share or 14% from the prior-year quarter. Inventory holding gains were $0.02 per share as steel prices rose modestly during the quarter.

The unique items during the quarter were as follows. Pressure Cylinders was negatively impacted by $1 million of purchase accounting and M&A fees, and $900,000 of stocking penalties resulting from production inefficiencies as we consolidated two of our retail manufacturing facilities. Our tax rate was up materially to 32.8% for the quarter from the prior year, which benefited from several one-time discrete items. Restructuring charges of $2 million for the quarter were attributable to impairment of our stainless division in Steel Processing

SG&A did increase $3.7 million this quarter, primarily from acquisitions. But as a percentage of sales SG&A fell to 8.7% from 10.3%. Cylinders operating income was essentially flat year over year at $19.6 million, but was impacted by the unique items mentioned above. Overall, we remain quite positive on a number of the growth opportunities in Cylinders, which Mark will cover in more detail.

Steel Processing operating income, excluding restructuring charges, was up $15 million or 68% to $38 million from the prior-year quarter. The prior-year quarter only included one month of TWB's consolidated results versus three months this quarter. This difference accounted for $5.6 million of the increase to Steel's operating income quarter over quarter.

Volumes were up 16% excluding TWB, and 26% in total. The teams in Steel Processing are effectively using the fact-based decision-making and performance improvement tools learned in transformation to drive market share and margin enhancement.

Revenue in Engineered Cabs has stabilized, but operating losses of $2.1 million resulted from heavy investment in people, technology, and process improvement, and start up costs related to new product launches at our Florence facility. Most of the decline from last year's operating loss of $300,000 is attributable to higher manufacturing costs in our Florence facility.

Equity income from our joint ventures during the quarter was up $1 million or 4%, led by increases at Serviacero and WAVE, offset by modest declines at ClarkDietrich. Equity income was also constrained by the consolidation of TWB, which contributed $1.8 million in the prior-year quarter. We received dividends of $21 million during the quarter.

Free cash flow for the quarter was $24 million after capital expenditures of $24 million. In June the Board of Directors approved a $0.03 per share dividend increase to $0.18 per share payable this month. Yesterday the Board declared an $0.18 per share dividend for the second quarter payable in December of 2014. We also repurchased 490,800 shares for $20.1 million during the quarter at an average price of $40.90.

During quarter we spent $35 million on the acquisition of Midstream Equipment Fabrication, a heated and high pressure separator manufacturer that has proven technology that improves the purity of crude during the separation process and lowers production costs for our customers. In addition to ongoing acquisition efforts, we will continue to pursue a balanced approach to deploying capital into plant and capacity expansion, dividends, and share repurchases as opportunities arise.

Debt was essentially flat from the prior quarter. Interest expense was up $3.3 million over the prior year due to the issuance of an additional $250 million of long-term debt. $100 million of our existing long-term debt will be retired upon maturity in December of this year resulting in a decline in our annual interest expense from the current run rate.

Our balance sheet continues to have modest leverage and significant available capital. At quarter end we had total funded debt of $667 million, cash of $147 million, and $513 million available under our revolving credit facilities.

The maturation of our energy platform is making progress. We have been working through issues related to weather, production changes, and product modifications at our Garden City location, and saw a solid increase in the profitability of this location during the quarter. Unfortunately, we're experiencing a similar set of issues at one of our Ohio locations in this segment. We have invested in new production capacity at both facilities to meet demand from our customers and continue to feel good about their prospects as we work through these issues and fill our capacity.

The addition of Steffes and MEF both of which are performing well complete a footprint that allows us to serve our customers in all of the major shale regions with an expanded product offering. We are pleased with our performance in the first quarter.

The success of our transformation and metric-driven culture is being showcased in Steel Processing where the team is delivering above-market growth while expanding margins. If we can successfully embed the same level of discipline throughout Pressure Cylinders and Engineered Cabs, which is underway, both of those businesses have similar opportunities to improve. When combined with a disciplined acquisition strategy and broader innovation capabilities, we have a strategy that should deliver excellent returns to our shareholders. I'll now pass the call to Mark Russell to discuss operations.

Mark Russell - Worthington Industries Inc - President & COO

Thanks, Andy. Our Pressure Cylinders growth trend continued during the quarter with several areas of notable strength and some areas of what we believe will be temporary weakness. Cylinders is organizing into five market-focused strategic business units: industrial products, consumer products, which we have formerly called retail, alternative fuel products, oil and gas equipment, which we've formerly called energy, and cryogenic products.

In our industrial products business, sales were up 12% compared to last year as we continued our exit of the North American high pressure market, and also as a result of continued general economic weakness in Europe. We continue to believe that exiting the North American high pressure market was the right strategic direction for this business.

Consumer product sales increased 9% compared to last year, though our financial results were negatively affected by the temporary cost and disruption of consolidating our Medina facility into the Chilton operation. Going forward we still expect this business to realize significant cost and productivity benefits from the consolidation which supports the home improvement industry, and it's a market which remains on a positive trajectory based on continued home improvement spending growth.

Alternative fuels growth continued in North America but sales globally were down 10% in the quarter due to reduced demand in Europe where shipments of auto gas or propane cylinders has been negatively affected by weak overall economic conditions there. North America, however, continued to show aggressive adoption of compressed natural gas or CNG for Class 8 and refuse trucks and mass transit buses.

This growth supports our continued capital investment to expand our existing CNG cylinder capacity in North America. Longer term we believe CNG also has strong growth potential in Europe which is why we recently expanded CNG cylinder capacity there in our Polish facility.

In the oil and gas equipment, we completed the acquisition of Oklahoma-based MEF during the quarter as Andy mentioned. MEF is our fourth acquisition in this space and is unique in that it manufactures patented horizontal heated and high pressure separators used to separate fluids and gasses at the wellhead for customers in the Eagle Ford Shale of Texas. Current customers love this technology and we believe it may be applicable in other shale plays.

MEF also has immediately proved to be an excellent complement to our existing upstream equipment capability and further positions us to serve clients in every major shale play in North America. Our overall oil and gas equipment sales continue to build, increasing 65% compared to last year, as our Kansas facility improved significantly and our recently acquired operations in North Dakota continued to outperform.

We added to our cryogenics business in the quarter with the acquisition of James Russell Engineering in Boston. James Russell has been a pioneer in the design and manufacture of aluminum and stainless steel cryogenic transport trailers used for hauling liquid nitrogen, oxygen, argon, hydrogen, and liquefied natural gas, or LNG, to top producers and distributors in North America. The addition of cryogenic trailer production augments our existing greenfield investments in industrial cryogenic capacity here in North America, as well as our strategic investments earlier in the year in ARITAS, a leading cryogenic manufacturer in Europe and the Middle East.

Construction of our new world class cryogenic facility in Turkey continues on schedule for completion next year. Overall we continue to invest heavily in the Cylinders business as we look to build our capacity to serve the expanding oil and gas equipment market here in the US, as well as introduce new products to support the liquid natural gas supply chain, and help the world convert to the use of abundant, low-cost, and clean natural gas as the fuel of choice for virtually anything that moves.

In our Engineered Cabs business the consistent message from our customers is a flat forecast. Areas showing some strength are generally offset by other areas of weakness. Looking at our cab demand by market shows that compared to last year, mining, agriculture, and military are all steel-bound significantly.

Construction is up as is forestry. Long-term market observers continue to remind us that forestry has often been a leading indicator of broader market recovery, but our customers are not forecasting that in the near term.

Continued market weakness has not slowed our transformation work within Cabs. With new leadership in place we've returned to our original location in Florence, South Carolina for a second round. In our Tennessee and South Dakota facilities we continue to see significant improvement in several of the key performance metrics, results that match the early indicators of traction in our previous successful transformation efforts.

Our Steel business turned in another outstanding quarter, continuing their string of record performance; our shipment volume was up significantly compared to last year with tolling shipments up 21% and direct shipments up 13%, both numbers excluding TWB. Our numbers again outpaced the market according to the MSCI, which showed flat-roll shipments up 7% in the comparable period, evidence that we continue to gain market share.

Looking at the quarter by market, automotive continues to be our strongest segment. Other markets showed smaller but still significant increases for us including construction and heavy truck. The only negative trend we saw was in agriculture where the market continued its correction and we were down slightly.

Of all our businesses, Steel is the most impacted by the recent run up in freight cost. We see this as mostly the unintended consequence of recent and cumulative regulatory changes, which have created a transportation headwind for the entire economy. We're working aggressively to address these costs across all of our businesses in a way that will minimize the impact to our customers and maximize our competitive differentiation.

The Steel Company's Tailor Welded Blanks joint venture with Wuhan Iron and Steel continued their growth, taking advantage of the automotive light-weighting trend, as OEMs increase the number of parts they design with our Tailor Welded Blanks to save weight and increase performance. We're also seeing increased demand for TWB's new Tailor Welded coil technology which can be even more efficient for many applications.

Also in the technical cutting edge, TWB now has North America's first aluminum Tailor Welded Blanks line using new friction stir welding technology to join differing aluminum blanks. We're also investing to expand our capability to process high-strength steel for hot-formed blank application.

Our Serviacero joint venture in Mexico also turned in a strong performance with volumes up and profitability up significantly compared to last year on the back of significant growth in the Mexican automotive manufacturing base, and with our newly expanded Monterey facility continuing to gain share in the pickling and processing market. With several additional major greenfield automotive facilities coming to Mexico over the next several years, our excellent growth trend in Mexico looks set to continue.

WSP, our joint venture with US Steel, is also investing for growth that will take advantage of the drive to reduce weight in automobiles. We're currently under way there, we'll give WSP the capability to blank advanced high-strength steels by the end of the calendar year.

Finally, our cold mill joint venture in China with our strong partners, Nisshin and Marubeni-Itochu Steel, continues to move forward. All approvals are now in place and we will break ground in November and everything remains on track for start up in the first half of 2016.

With the exception of ClarkDietrich as Andy mentioned, all of our other joint ventures had a solid quarter, performing equal to or better than last year. WAVE as usual led the way with a strong overall performance. In spite of their sales globally being off just slightly compared to last year, WAVE drove yet another record financial performance. By region, WAVE Asia was up slightly, North America was down slightly, and Europe was down significantly in the face of the overall weak economic conditions there.

Overall, it was a strong quarter for Worthington with performance in line with our longer-term growth trends. Our leaders and teams are generally performing at a high level and are using our data-driven approach to create transformational improvement in everything we do. John, back to you.

John McConnell - Worthington Industries Inc - Chairman & CEO

Mark and Andy, thank you. At this time we're happy to take any questions you have.

QUESTION AND ANSWER

Operator

(Operator Instructions)

Your first question comes from the line of Martin Englert from Jefferies.

Martin Englert - Jefferies & Co. - Analyst

Hi good morning, everyone.

John McConnell - Worthington Industries Inc - Chairman & CEO

Good morning.

Martin Englert - Jefferies & Co. - Analyst

Just wanted to touch on the charges for the quarter quickly here. There was $2.1 million that was called out in the release related to impairment and restructuring, and then in the prepared remarks you said there was another $1 million in purchase accounting fees that was within Cylinders there?

Andy Rose - Worthington Industries Inc - EVP & CFO

It was $1 million total. Most of it was purchase accounting related to our most recent cylinder acquisition where we have to write up inventory, and so essentially we make no profit on it. And then there was a small bucket of M&A fees. That totaled $1 million.

Martin Englert - Jefferies & Co. - Analyst

Okay. And there was another charge that you'd mentioned I missed that, that was--

Andy Rose - Worthington Industries Inc - EVP & CFO

$900,000 of essentially penalties charged by customers related to out of stock product. And that was really the cause of that was we consolidated two manufacturing facilities into one in our retail division, and that consolidation had some hiccups and demand outpaced our ability to serve it.

Martin Englert - Jefferies & Co. - Analyst

Okay, and the $1 million purchase accounting fees, that would have been about $0.01 a share?

Andy Rose - Worthington Industries Inc - EVP & CFO

Correct.

Martin Englert - Jefferies & Co. - Analyst

Okay, and then I just wanted to touch on Steel Processing and the cold-rolled spreads over hot rolled have been pretty strong recently. Are you seeing any benefit from that?

Mark Russell - Worthington Industries Inc - President & COO

No. We generally don't make money on price movements. We passed that through pretty straight.

Martin Englert - Jefferies & Co. - Analyst

Okay. How about the mix of activity within WAVE there? What's that look like recently versus where it was a quarter and a year ago?

Andy Rose - Worthington Industries Inc - EVP & CFO

You mean the volume in WAVE, has been relatively flat.

Martin Englert - Jefferies & Co. - Analyst

Okay, stable for the most part?

Andy Rose - Worthington Industries Inc - EVP & CFO

Yes.

Mark Russell - Worthington Industries Inc - President & COO

Are you talking about remodel versus new construction?

Martin Englert - Jefferies & Co. - Analyst

Yes, are you seeing a shift there to greater work in new construction versus the remodeling?

Mark Russell - Worthington Industries Inc - President & COO

No, no, we've been thinking that might happen but it didn't happen this quarter.

Martin Englert - Jefferies & Co. - Analyst

Okay, and lastly there, if you have the share count, diluted share count for quarter end?

Andy Rose - Worthington Industries Inc - EVP & CFO

69.7 million roughly.

Martin Englert - Jefferies & Co. - Analyst

Okay, excellent. Thank you.

John McConnell - Worthington Industries Inc - Chairman & CEO

Thank you.

Operator

Your next question comes from the line of Phil Gibbs from KeyBanc Capital Markets.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Hi, good morning.

John McConnell - Worthington Industries Inc - Chairman & CEO

Good morning.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Mark, did you say what your mix of tolling versus direct was in the quarter on the steel side?

Mark Russell - Worthington Industries Inc - President & COO

No, we just said that there was a difference and which was up more. We can check that for you, hang on. Go ahead. We'll check that. Go ahead to your next part.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay, and then Andy, you had mentioned some operational issues in the Eastern oil and gas business. Any sense of magnitude that you could provide us there as far as that is concerned? And it also sounds like a consolidation of the retail facilities involve some maybe higher costs than you would have otherwise experienced.

Andy Rose - Worthington Industries Inc - EVP & CFO

Yes, I mean if you're looking, are you looking for a dollar amount?

Phil Gibbs - KeyBanc Capital Markets - Analyst

Just looking for a feel of the magnitude because I know the Eastern oil and gas businesses have been running pretty well, so --

Andy Rose - Worthington Industries Inc - EVP & CFO

Correct.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Just curious.

Andy Rose - Worthington Industries Inc - EVP & CFO

A few million dollars.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay.

Andy Rose - Worthington Industries Inc - EVP & CFO

The financial impact. It's significant.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay. So you got that there, and then also on the retail side, what you may have seen there from your consolidation in the Medina facility.

Andy Rose - Worthington Industries Inc - EVP & CFO

Yes, that one is a little tougher to gauge, but that business certainly was impacted because of the production issues which caused higher costs, which also prevented them from shipping more product. So I mean, I don't have a specific number for that one, but if I had to take a swag at it, I'd say it's probably somewhere between a $1 million and $2 million.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay, and that's in and above the stocking penalty? That's in excess of the stocking penalty you mentioned? The $900,000?

Andy Rose - Worthington Industries Inc - EVP & CFO

Correct.

John McConnell - Worthington Industries Inc - Chairman & CEO

And as Mark pointed out you've got to combine that with the severe and unusual harshness of winter, which really drove demand for this product that's produced there.

Mark Russell - Worthington Industries Inc - President & COO

Phil, back to your question on the split.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Yes?

Mark Russell - Worthington Industries Inc - President & COO

It was 60/40 direct toll. 60% direct and 40% toll.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay. I'm sorry I may have missed it. Did you talk about what the holding gains were in the quarter, Andy?

Andy Rose - Worthington Industries Inc - EVP & CFO

$2 million.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay, I appreciate it. Thanks guys.

John McConnell - Worthington Industries Inc - Chairman & CEO

Thank you.

Operator

Your next question comes from the line of Nathan Littlewood from Credit Suisse.

Nathan Littlewood - Credit Suisse - Analyst

Yes, good morning guys. I was just wondering if you might be able to provide a little more color on what you're seeing in the freight market at the moment. I understand that the bulk of your material would be moved on trucks, but are you exposed at all to the rail industry? And what are you seeing in sort of terms of unit rates and trucking availability? Is that sort of constraining shipments at all, or are you able to access trucks but maybe just having to pay a bit more for them?

Mark Russell - Worthington Industries Inc - President & COO

Nathan, that's a great question because that is something that is different, and that's just happening in the last couple of quarters where freight prices have started to drive upward.

We do use rail. We use rail primarily for shipments of primary coil, so things coming from a melting mill we do use rail there. Most of everything else downstream from there is truck. There's a little bit of rail but mostly truck.

And we have not had a problem actually getting trucks with some rare exceptions. They're tight. We have a pretty good group that handles this for us and we have not been, we don't miss deliveries because we can't find trucks, but the prices are going up.

And again, remember the shortage is not really trucks, it's drivers. And we have several of our carriers that we use a lot who have trucks that are idle at the moment, because they don't have a driver. And again the regulatory changes are driving this and it's created a temporary shortage of drivers. And our Chairman always points out the market fixes that, but until it does, it's a tight market for freight.

Nathan Littlewood - Credit Suisse - Analyst

Sure, okay. Thank you very much. Is there sort of an order of magnitude impact that you could give us like year-on-year change in dollar per ton or dollar million freight costs or anything like that?

Mark Russell - Worthington Industries Inc - President & COO

I think year over year we're probably -- I know a couple million dollars of increased costs, $2 million to $3 million just specifically around freight.

Nathan Littlewood - Credit Suisse - Analyst

Okay, great. Thanks very much guys, appreciate the color.

John McConnell - Worthington Industries Inc - Chairman & CEO

Thank you.

Operator

Your next question comes from the line of John Tumazos from Very Independent Research.

John Tumazos - Very Independent Research, LLC - Analyst

Congratulations on the good results, 6.5% is a good margin for Steel Processing. It's a good step on the way to double digits again.

John McConnell - Worthington Industries Inc - Chairman & CEO

Thank you, sir.

John Tumazos - Very Independent Research, LLC - Analyst

How many days a quarter generally from a compliant standpoint are you able to buy back stock typically? First question.

Second question, the aluminum industry statistics suggested 2% or 3% increase in apparent consumption where the steel statistics calendar year to date suggest 10.2% gain in apparent consumption, and the visibility of new aluminum applications could be a touch better than steel. Do you think -- are you concerned about inventory building by other people in the steel business and taking particular measures to protect from the downside?

Andy Rose - Worthington Industries Inc - EVP & CFO

I'll take the first question on stock repurchases and that one is a little easier. Typically, it's a couple of months during the quarter that we don't have an exact date every quarter that our window is open, but think about it as six to eight weeks.

Mark Russell - Worthington Industries Inc - President & COO

John, just let me make sure I understand your question. You think that because of momentum trends between supply and demand, with more of demand coming on the aluminum side, that steel is in danger of getting some inventory overhang?

John Tumazos - Very Independent Research, LLC - Analyst

No. The aluminum data from the aluminum association that you would just take out of the aluminum situation before it calculates a 2% or 3% gain and a North American apparent consumption. The steel data calculates a 10.2% gain and it's unusual for those to diverge to that degree.

Mark Russell - Worthington Industries Inc - President & COO

Are you looking at flats and longs, John?

John Tumazos - Very Independent Research, LLC - Analyst

The whole thing. Just the total volume. Containerboard demand is zero change and other metals would suggest a gain like the aluminum. So it looks like four suppliers have gotten taken out by mergers. There's dumping suits, Lake Superior froze in April, people blew up their steel mills, the usual stuff, so the customers are overbuying by 8%.

Mark Russell - Worthington Industries Inc - President & COO

We would not have any visibility to that truly. Wouldn't be able to give you any data.

John Tumazos - Very Independent Research, LLC - Analyst

Are you doing anything to try to control your own inventory or are you just seeing a good business and responding to it as best you can?

Mark Russell - Worthington Industries Inc - President & COO

We absolutely are taking every step to control our own inventory. And remember, we don't hold any speculative inventories. Our inventories are very tightly controlled between buys and purchases. We generally buy exactly when we sell and what we sell. So we have in-process inventory only and we control that pretty tight.

John Tumazos - Very Independent Research, LLC - Analyst

Thank you. We appreciate your vigilance.

John McConnell - Worthington Industries Inc - Chairman & CEO

Thank you, John.

Operator

Your next question comes from the line of Dan Whalen from Topeka Capital Markets.

Dan Whalen - Topeka Capital Markets - Analyst

Great, thank you. I was just wondering if you could touch on your outlook regarding the automotive industry a little further. You mentioned steady volumes but then it goes on to say about improving consumer confidence and strengthening economy in certain segments. So wasn't sure when you're referring to steady if that's steady as in terms of flattish trends or steady in terms of recent trends, so further improvements.

John McConnell - Worthington Industries Inc - Chairman & CEO

Yes, we think the automotive market is strong. Some people do point to the fact that it has got continued room to move. We think that it's a good place right now. We're not baking that into forecast that it will improve much further from here, but we would love it if it did.

Dan Whalen - Topeka Capital Markets - Analyst

Okay, so further improvement would be upside but you are kind of assuming low-single digit to flattish type trends?

John McConnell - Worthington Industries Inc - Chairman & CEO

Yes, sir.

Dan Whalen - Topeka Capital Markets - Analyst

Okay, great thank you. And appreciate your commentary on the ag industry. I was wondering if you could just add anymore color to that.

And then just one last question if I may, if you could just comment in terms of what kind of acquisition multiples you're seeing out there in the marketplace, if that's been a barrier to acquisition growth over just finding the right company and the right niche.

Andy Rose - Worthington Industries Inc - EVP & CFO

This is Andy. With respect to acquisition multiples, this is going to sound maybe a little like I'm dodging the question, but the reality is it depends on the type of business you're looking at and what you're buying and so the spread can be pretty far. The one thing I will say is on the high end right now if you're buying a high-quality business with double digit EBITDA margins and it's a competitive process, the multiples can be as high as 8 to 10 times EBITDA, which is pretty steep.

Most of you know we try to be pretty price disciplined and so that makes it difficult for attractive businesses. We have been successful the last couple of transactions that we found. We've been able to structure the deals such that we're not paying those types of multiples, but it's getting harder for sure.

Mark Russell - Worthington Industries Inc - President & COO

John, your question about agricultural demand, we sell into ag in two businesses, in Steel and in Cabs, and I can tell you that within Steel it's our weakest segment right now, and that's just based on current demands and forecast we're getting from our current customers. And Cabs is the second weakest. The only thing that would be more weak than Cabs would be mining.

Dan Whalen - Topeka Capital Markets - Analyst

Okay, if I may just ask one more. Where certainly it seems like the flattish trends there on the Cab side of the business, taking costs out of the system. Do you have targets that you'd be comfortable saying when you get that business back to profitability?

Andy Rose - Worthington Industries Inc - EVP & CFO

No. The hope is obviously that our efforts combined with a market that starts to improve over the next 12 to 18 months, but we don't have a specific target.

Dan Whalen - Topeka Capital Markets - Analyst

Thank you very much.

Operator

Your next question comes from the line of Phil Gibbs from KeyBanc Capital Markets.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Just had a question on some of the organic investments that you're making this year as far as internal growth CapEx. What should we be thinking about there, and as far as what you're targeting and what you're working on right now?

Mark Russell - Worthington Industries Inc - President & COO

Those tend to be focused in the Cylinders business in those high-growth markets, so we're putting capital into Cylinder capacity, both in the US and Europe for alternative fuels. Within the Steel business it's focused on the joint ventures that are focused on high-strength, lightweight steel, so TWB and WSP are some of the major recipients of capital there. Again, we're expanding capacity, those markets are growing fast.

Andy Rose - Worthington Industries Inc - EVP & CFO

The only one I'll add that Mark didn't mention is we're building a facility in Turkey specifically to build cryogenic products for that space.

Mark Russell - Worthington Industries Inc - President & COO

That actually will be our single largest capital spend for the fiscal year, the Turkey facility.

Phil Gibbs - KeyBanc Capital Markets - Analyst

Okay, thank you.

John McConnell - Worthington Industries Inc - Chairman & CEO

Thank you.

Operator

Your next question comes from the line of Aldo Mazzaferro from Macquarie.

Aldo Mazzaferro - Macquarie Research - Analyst

Good morning gentlemen.

John McConnell - Worthington Industries Inc - Chairman & CEO

Good morning.

Aldo Mazzaferro - Macquarie Research - Analyst

I've got two questions. First one on the steel side. I know you're not big buyers of imports on a regular basis, but have you noticed any changes in the aggressiveness of imports since we've had the dollar strengthen a little and since we've had prices fall in China, and Russia is being threatened with sanctions and things? Are there changes in the import market that you're willing to share with us at this point?

Mark Russell - Worthington Industries Inc - President & COO

I think there's a lot of changes in the import market, and you're right that we don't buy a lot of imported material. However, we always check it, we always keep our pulse on it, and it's as volatile right now as it's been in years I think. There's so many different things going on right now that there's a lot of volatility in the import markets depending on which ones you're talking about. You mentioned some of the worst ones.

Aldo Mazzaferro - Macquarie Research - Analyst

Are there still those persistent stories around of trade cases being filed in any minute or any week or so?

Mark Russell - Worthington Industries Inc - President & COO

Yes, and it's gotten to the point now where just the threat of the whiff of it seems to affect pricing, and so that's kind of a touchy situation.

Aldo Mazzaferro - Macquarie Research - Analyst

Right. Alright, my next question Mark on the breakdown you gave us on the Cylinders, very appreciative. I like the diversity. But can you give us a little bit of a sense of what the breakdown in revenues might be in terms of percentage of revenues by those five divisions that you broke out?

Andy Rose - Worthington Industries Inc - EVP & CFO

I think we actually published that in our quarterly investor review, so it will come out probably in the next week or so and you'll see that breakdown.

Aldo Mazzaferro - Macquarie Research - Analyst

Okay, I'll find it, thank you.

Operator

(Operator Instructions)

At this time there are no further questions.

John McConnell - Worthington Industries Inc - Chairman & CEO

Thank you and again, thank you all for coming today. We are very bullish as we look forward throughout the rest of FY15. Steel is going to continue its strong performance that it's currently showing. Cylinders as it settles with a pretty massive organizational change as it continues to integrate the recent acquisitions is going to continue to improve throughout the year. So again, we look forward to a good rest of 2015 where we will continue to earn better than we did in 2014. Thank you again for joining us. We'll talk to you in a quarter.

Operator

Ladies and gentlemen that does conclude your conference for today. Thank you for your participation and for using AT&T Executive Teleconference. You may now disconnect.

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